Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: RGC Resources, Inc.

Commission File Number: 000-26591

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by RGC Resources, Inc. in Item 4.01 of its Form 8-K dated January 11, 2024, and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

CERTIFIED PUBLIC ACCOUNTANTS

January 11, 2024

Roanoke, Virginia

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